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                                                                    EXHIBIT 23.9


                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                                SOUTHDOWN, INC.

     The undersigned, Robert S. Evans, hereby consents to be named as a director of Southdown, Inc. (the "Company") in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-49161) to be filed by the Company with the Securities and Exchange Commission.

Dated: May 8, 1998

                                                   /s/ ROBERT S. EVANS

                                          --------------------------------------
                                                     Robert S. Evans